Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350

In connection with the Annual Report on Form 10-K of American Homes 4 Rent (the “Company”) for the period ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David P. Singelyn, as Chief Executive Officer of the Company, and Christopher C. Lau, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2020

/s/ DAVID P. SINGELYN
David P. Singelyn
Chief Executive Officer

/s/ CHRISTOPHER C. LAU
Christopher C. Lau
Chief Financial Officer

This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company, and will be retained and furnished to the SEC or its staff upon request.